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                                                                  EXHIBIT 10.175



                         ASSET ACQUISITION AGREEMENT

                          DATED AS OF JUNE 13, 1997

                                BY AND AMONG

                  LANDMARK COMMUNICATIONS, INC., THE TRAVEL

                  CHANNEL, INC., AND PAXSON COMMUNICATIONS

                                 CORPORATION



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                         ASSET ACQUISITION AGREEMENT

                          DATED AS OF JUNE 13, 1997

                                BY AND AMONG

                  LANDMARK COMMUNICATIONS, INC., THE TRAVEL

                  CHANNEL, INC., AND PAXSON COMMUNICATIONS

                                 CORPORATION

--------------------------------------------------------------------------------

                              TABLE OF CONTENTS


                                                                                                                Page

SECTION 1.  CERTAIN DEFINITIONS................................................................................... 1
         1.1   Terms Defined in this Section...................................................................... 1
         1.2   Terms Defined Elsewhere in this Agreement.......................................................... 4
         1.3   Terms Generally.................................................................................... 6

SECTION 2.  ACQUISITION OF ASSETS AND CONSIDERATION............................................................... 6
         2.1   Acquisition of Assets.............................................................................. 6
         2.2   Excluded Assets.................................................................................... 8
         2.3   Consideration...................................................................................... 9
         2.4   Proration of Expenses.............................................................................. 9
         2.5   Assumption of Liabilities and Obligations..........................................................13
         2.6   Liabilities Not Assumed............................................................................13
         2.7   Allocation of Consideration........................................................................14

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF LCI AND TRAVEL......................................................14
         3.1   Organization, Standing, and Authority..............................................................14
         3.2   Authorization and Binding Obligation...............................................................15
         3.3   Absence of Conflicting Agreements; Consents........................................................15
         3.4   Licenses...........................................................................................16
         3.5   Real Property......................................................................................16
         3.6   Tangible Personal Property.........................................................................16
         3.7   Contracts..........................................................................................17
         3.8   Intangible Property................................................................................17
         3.9   Financial Statements...............................................................................18
         3.10  Personnel..........................................................................................18



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
                                                                                                               Page

         3.11  Claims and Legal Actions..........................................................................19
         3.12  Compliance with Laws..............................................................................20
         3.13  Environmental Matters.............................................................................20
         3.14  Transactions with Affiliates; Completeness of Assets..............................................21
         3.15  Cable Subscribers.................................................................................21
         3.16  Ownership of Shares...............................................................................21
         3.17  Investment........................................................................................22
         3.18  Conduct of Business...............................................................................22

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PCC................................................................22
         4.1   Organization, Standing, and Authority.............................................................22
         4.2   Authorization and Binding Obligation..............................................................23
         4.3   Absence of Conflicting Agreements.................................................................23
         4.4   Shares............................................................................................23
         4.5   SEC Reports.......................................................................................23

SECTION 5.  OPERATIONS OF THE CHANNEL PRIOR TO CLOSING...........................................................24
         5.1   Generally.........................................................................................24
         5.2   Contracts.........................................................................................24
         5.3   Disposition of Assets.............................................................................24
         5.4   Encumbrances......................................................................................24
         5.5   Licenses..........................................................................................25
         5.6   Obligations.......................................................................................25
         5.7   Access to Information.............................................................................25
         5.8   Consents..........................................................................................25
         5.9   Maintenance of Assets.............................................................................26
         5.10  Notification......................................................................................26
         5.11  Financial Information.............................................................................26
         5.12  Compliance with Laws..............................................................................27

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS.....................................................................27
         6.1   HSR Act Filing....................................................................................27
         6.2   Agreement Regarding Ownership Restrictions........................................................27
         6.3   Confidentiality...................................................................................27
         6.4   Cooperation.......................................................................................28
         6.5   Access to Books and Records.......................................................................28
         6.6   Noncompetition....................................................................................29
         6.7   Accounts Receivable...............................................................................30
         6.8   Environmental Audit...............................................................................30
         6.9   Bulk Sales Law....................................................................................30
         6.10  No Inconsistent Action............................................................................30
         6.11  Rule 144 Information..............................................................................30


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
                                                                                                               Page

         6.12  Services Agreement................................................................................31
         6.13  Change of Name of Travel..........................................................................31
         6.14  Registration Rights Agreement.....................................................................31

SECTION 7.  CONDITIONS TO OBLIGATIONS OF PARTIES AT CLOSING......................................................31
         7.1   Conditions to Obligations of PCC..................................................................31
         7.2   Conditions to Obligations of LCI and Travel.......................................................32

SECTION 8.  CLOSING AND CLOSING DELIVERIES.......................................................................33
         8.1   Closing...........................................................................................33
         8.2   Deliveries by LCI and Travel......................................................................33
         8.3   Deliveries by PCC.................................................................................34

SECTION 9.  TERMINATION..........................................................................................35
         9.1   Termination by LCI................................................................................35
         9.2   Termination by PCC................................................................................35
         9.3   Rights on Termination.............................................................................35
         9.4   Specific Performance..............................................................................36
         9.5   Attorneys' Fees...................................................................................36

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION; CERTAIN REMEDIES.......................................................................36
         10.1  Representations and Warranties....................................................................36
         10.2  Indemnification by LCI............................................................................36
         10.3  Indemnification by PCC............................................................................37
         10.4  Procedure for Indemnification.....................................................................38
         10.5  Certain Limitations...............................................................................39

SECTION 11.  MISCELLANEOUS.......................................................................................40
         11.1  Fees and Expenses.................................................................................40
         11.2  Notices...........................................................................................40
         11.3  Benefit and Binding Effect........................................................................41
         11.4  Further Assurances................................................................................41
         11.5  GOVERNING LAW.....................................................................................42
         11.6  Headings..........................................................................................42
         11.7  Entire Agreement..................................................................................42
         11.8  Waiver of Compliance; Consents....................................................................42
         11.9  Counterparts......................................................................................42


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                         ASSET ACQUISITION AGREEMENT

         This ASSET ACQUISITION AGREEMENT is dated as of June 13, 1997, by and among Landmark Communications, Inc., a Virginia corporation; The Travel Channel, Inc., a Virginia corporation; and Paxson Communications Corporation, a Delaware corporation.

                            PRELIMINARY STATEMENT

         Landmark Communications, Inc. ("LCI") and Landmark Television, Inc., a Nevada corporation ("Television"), collectively, own directly or indirectly all of the issued and outstanding capital stock of The Travel Channel, Inc. ("Travel"). LCI owns directly or indirectly all of the issued and outstanding capital stock of The Weather Channel, Inc. Travel owns or has rights to use substantially all of the assets used in the business and operations of the Channel (as defined herein). LCI and Travel now desire that Travel convey to Paxson Communications Corporation ("PCC"), and PCC wishes to acquire, all of the assets owned or rights held by Travel for use in the business or operations of the Channel, except as set forth in this Agreement, for the consideration and on the terms and conditions set forth in this Agreement. PCC may designate an Affiliate of PCC to receive such assets and may direct that Travel transfer such assets directly to such Affiliate of PCC.

                                  AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, PCC, LCI, and Travel, intending to be bound legally, agree as follows:

                        SECTION 1. CERTAIN DEFINITIONS

         1.1  Terms Defined in this Section.

         The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Affiliate," with respect to any Person, means any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control."

         "Agreement" means this Asset Acquisition Agreement, as it may be amended from time to time.

         "Assets" means the assets specified in Section 2.1.






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         "Assumed Contracts" means (a) all Contracts listed on Schedule 3.7, (b)
Contracts in existence on the date of this Agreement that are not required to be listed on Schedule 3.7, and (c) Contracts entered into by Travel between the date of this Agreement and the Closing Date in compliance with Section 5.2.

         "Business Day" means any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in the City of New York.

         "Channel" means The Travel Channel, a cable television network providing viewers in the United States with programming relating to leisure travel and related topics through original, co- produced, and acquired non-fiction programming, but does not include the business or operations in Latin America, Europe, and South Africa conducted by Travel Channel Latin America, Inc., Landmark Travel Channel Limited, Voyage SAS, or any other Person.

         "Class A Common Stock" means the Class A Common Stock, par value $.001 per share, of PCC.

         "Closing" means the consummation of the acquisition of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consents" means the consents, permits, or approvals of governmental authorities and other third parties that are necessary to transfer the Assets to PCC or to the Designated Affiliate, if applicable, or otherwise to consummate the transactions contemplated by this Agreement in compliance with any provision of law or the terms of any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any party to this Agreement is a party or by which any party to this Agreement or its properties may be bound legally, regardless whether the obtaining of such consent, permit, or approval is a condition to the obligations of any party at the Closing under this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements, commitments, or arrangements (including leases for personal or real property and employment agreements), written or oral, to which Travel is a party or which are binding upon Travel and that relate to or affect the Assets or the business or operations of the Channel, and (a) that are in effect on the date of this Agreement or (b) that are entered into by Travel between the date of this Agreement and the Closing Date.

         "Effective Time" means 12:01 a.m., Eastern time, on the Closing Date.




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         "Environmental Laws" means all currently effective federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FCC" means the Federal Communications Commission.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intangible Property" means any trademark, trade name, logo, service mark, brand mark, brand name, computer program, database, industrial design, copyright, invention, drawing, customer list, proprietary know-how, or information owned by Travel, and Travel's rights to use any trademark, trade name, logo, service mark, brand mark, brand name, computer program, database, industrial design, copyright, invention, drawing, customer list, proprietary know-how, or information that is not owned by Travel, for use in connection with the conduct of the business or operations of the Channel (including the name "The Travel Channel" and all rights relating to the use of such name and any logos or characters developed by or on behalf of Travel for use in connection with the Channel), and all registrations thereof and pending applications therefor, together with any renewals, extensions, modifications, or additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, construction permits, registrations, and other authorizations issued by any federal, state, or local governmental authorities to Travel, used or held by Travel for use in connection with the conduct of the business or operations of the Channel, and all applications therefor, together with any renewals, extensions, modifications, or additions thereto between the date of this Agreement and the Closing Date.

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, properties, operations, financial condition, assets, or liabilities of the Channel, taken as a whole.

         "Permitted Liens" means, with respect to any Asset, (a) liens for current taxes not yet due and payable or taxes that in good faith are being contested or litigated and are not material to be business or operations of the Channel, (b) landlord's liens for property taxes not delinquent, (c) statutory liens that were created in the ordinary course of business, and (d) easements and restrictions that are disclosed on Schedule 3.5.




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         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, governmental entity, or other entity or organization.

         "Real Property" means all real property, and all buildings, fixtures, and other improvements thereon, whether or not owned or held by Travel, used in the business or operations of the Channel.

         "Real Property Interests" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings, and other improvements thereon, used or held by Travel for use in connection with the conduct of the business or operations of the Channel, other than Excluded Assets described in Section 2.2(k), together with any additions, improvements, and replacements thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment, materials and supplies, plant, inventory, video libraries and archives, spare parts, and other tangible personal property of every kind and description used or held by Travel for use in connection with the conduct of the business or operations of the Channel, other than Excluded Assets described in Section 2.2(k), together with any additions, improvements, and replacements thereto between the date of this Agreement and the Closing Date.

         "Taxes" means all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, whether disputed or not, including income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and any interest, penalties, or additions attributable to or imposed on or with respect to such assessments.

         "Transponder Agreement" means the C-4 Satellite Transponder Service Agreement between GE American Communications, Inc. and Travel, as assignee, dated as of November 9, 1990, as amended on April 7, 1997.

         "Uplink Agreement" means the Service Agreement by and between Travel and Crawford Communications, dated as of February 18, 1997.

         1.2  Terms Defined Elsewhere in this Agreement.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                 Section
----                                                 -------
Accounts Receivable                                  Section 6.7



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
Affiliation Agreement                                Section 3.7
Average Trading Price                                Section 2.3(b)
Benefit Arrangements                                 Section 3.10(a)(iii)
Channel                                              Preliminary Statement
Claimant                                             Section 10.4(a)
Designated Affiliate                                 Section 2.1
DOJ                                                  Section 6.1
Employees                                            Section 3.10(a)
ERISA Affiliate                                      Section 3.10(c)
Excluded Assets                                      Section 2.2
Financial Statements                                 Section 3.9
FTC                                                  Section 6.1
Indemnifying Party                                   Section 10.4(a)
LCI                                                  Preliminary Statement
Losses                                               Section 10.2
PCC                                                  Preliminary Statement
PCC's SEC Reports                                    Section 4.5
Pension Plan                                         Section 3.10(b)
Programming Agreements                               Section 3.7
Registration Rights Agreement                        Section 6.14
Restricted Business                                  Section 6.6(a)
Rule 144                                             Section 6.11(a)
Sandler Partnerships                                 Section 3.16
Services Agreement                                   Section 6.12
Television                                           Preliminary Statement
Travel                                               Preliminary Statement
Welfare Plan                                         Section 3.10(a)(i)



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         1.3  Terms Generally.

         The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. As used in this Agreement, "knowledge" of LCI or Travel is limited to the actual knowledge of Alfred F. Ritter, Jr., Executive Vice President of LCI, Louis F. Ryan, Executive Vice President and General Counsel of LCI, and Bahns Stanley, General Manager of Travel.

                     SECTION 2. ACQUISITION OF ASSETS AND
                                CONSIDERATION

         2.1  Acquisition of Assets.

         Subject to the terms and conditions set forth in this Agreement (including the representations and warranties made and relied upon hereunder), LCI and Travel hereby agree that Travel will transfer, convey, assign, and deliver to PCC, or to an Affiliate of PCC designated by PCC to receive the Assets (the "Designated Affiliate"), on the Closing Date, and PCC agrees to acquire, itself or by transfer directly to the Designated Affiliate, all of Travel's right, title, and interest as of the Closing Date in all of the tangible and intangible assets used or held by Travel for use in connection with the conduct of the business or operations of the Channel, whether or not reflected on the books and records of Travel, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the Excluded Assets, free and clear of any claims, liabilities, liens, security interests, mortgages, pledges, encumbrances, or restrictions (except for liens for current taxes not yet due and payable and landlord's liens for property taxes not delinquent), including the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property Interests;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e)      The Intangible Property;





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         (f) All proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics relating to the business or operations of the Channel, other than Excluded Assets described in Section 2.2(k);

         (g) All claims or causes of action of Travel to the extent they relate to the Assets;

         (h) Copies of all books and records, including files, books of account, computer programs, tapes, electronic data processing software, customer lists, and other records relating to the Assets or the business or operations of the Channel, including executed copies of the Assumed Contracts and Travel's database of program rights; provided, however, that Travel may redact or remove from any such books and records any information contained therein that does not relate to the Channel or the Assets;

         (i) All insurance proceeds arising out of damage, destruction, or loss of any Asset or any other property or asset used or held by Travel on the date of this Agreement (other than an Excluded Asset described in Section 2.2(k)) to the extent of any damage or destruction that remains unrepaired, or to the extent any destroyed property or asset that remains unreplaced, at the Closing Date;

         (j) All orders and agreements now existing or entered into in the ordinary course of business between the date of this Agreement and the Closing Date, for the sale of advertising time on the Channel, except for those that, on the Closing Date, have already been filled or have expired;

         (k) All programs, program rights, and programming materials and elements of whatever form or nature owned or held by Travel, whether recorded on film, tape, or any other medium or intended for live performance, broadcast, or other manner of presentation and whether completed or in production (such as outlines, scripts, or otherwise);

         (l) All rights under manufacturers' and vendors' warranties relating to Assets;

         (m) All goodwill in, and going concern value of, the Channel;

         (n) All security deposits under any Assumed Contract to the extent a credit was made in favor of Travel as a result of such security deposits in making prorations pursuant to Section 2.4(a); and

         (o) All prepaid expenses as of the Closing Date to the extent a credit was made in favor of Travel as a result of such prepaid expenses in making prorations pursuant to Section 2.4(a).





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         2.2  Excluded Assets.

         The Assets shall exclude the following (the "Excluded Assets") (and without any implication that Travel is conveying any asset not expressly excluded):

                  (a) Travel's cash and cash equivalents on hand as of the Closing and Travel's interest in its bank or savings accounts and any stocks, bonds, certificates of deposit, and similar investments;

                  (b) Any insurance policies, promissory notes, amounts due to Travel from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

                  (c) Any pension, profit-sharing, or employee benefit plans;

                  (d) All tax returns and supporting materials, all original financial statements and supporting materials, all of Travel's corporate minute books and other books and records related to internal corporate matters and financial relationships with Travel's lenders and Affiliates, all books and records that Travel is required by law to retain, and all records of Travel relating to the disposition of the Assets;

                  (e) Any interest in and to any refunds of Taxes for periods prior to the Closing Date;

                  (f) Any assets and properties of Travel that are disposed of prior to the Closing Date in compliance with this Agreement;

                  (g) Any claim or cause of action by Travel relating to the period before the Effective Time;

                  (h) Any collective bargaining agreements;

                  (i) Any shares of capital stock of any Person;

                  (j) Any assets owned by The Weather Channel, Inc., none of which shall be tangible personal property located on the premises leased by Travel from Prentiss Properties Acquisition Partners, L.P.; and

                  (k) Travel's interest in any assets that are owned jointly by Travel and The Weather Channel, Inc. and described generally on Schedule 2.2, none of which shall be tangible personal property located on the premises leased by Travel from Prentiss Properties Acquisition Partners, L.P.





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         2.3  Consideration.

                  (a) In consideration of the transfer, conveyance, assignment, and delivery to PCC (or directly to the Designated Affiliate, if applicable) of the Assets pursuant to this Agreement, at the Closing,

                      (i) PCC shall issue to Travel a number of validly issued, fully paid, and nonassessable shares of Class A Common Stock equal to the quotient of $55,000,000 divided by the Average Trading Price of the Class A Common Stock as of the Closing Date; and

                      (ii) PCC shall pay or cause to be paid to or for the account of Travel, the sum of $20,000,000, by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Travel to PCC at least two Business Days prior to the Closing Date.

                  (b) The "Average Trading Price" of the Class A Common Stock equals, as of a particular date, the average of the reported closing market prices per share of the Class A Common Stock for the 30 consecutive trading days ending on the third trading day prior to such date. The closing market price for each day in question shall be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market System or such other system then in use or, if on any such trading day the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in the Class A Common Stock during the preceding twelve months. The Average Trading Price of the Class A Common Stock shall be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization, or combination affecting such stock, the record date, ex-dividend date, or similar date of which occurs during the period in which the Average Trading Price is to be determined or thereafter prior to the Effective Time.

         2.4  Proration of Expenses.

                  (a) Prorations. Subject to Section 2.4(b), all expenses arising from the operation of the Channel, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, and similar prepaid and deferred items, shall be prorated between PCC and Travel in accordance with the principle that Travel shall be responsible for all expenses, costs, liabilities, and obligations allocable to the operations of the Channel for the period prior to the Effective Time, and PCC or the Designated Affiliate, if applicable, shall be responsible for all expenses, costs, liabilities, and obligations allocable to




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

the operations of the Channel for the period after the Effective Time. To effectuate the proration of expenses pursuant to this Section 2.4(a), but subject to Section 2.4(b), Travel shall receive a credit equal to the amount of any expenses, costs, liabilities, or obligations that are paid or incurred by Travel and are allocable to the operations of the Channel for the period after the Effective Time and PCC shall receive a credit equal to the amount of any expenses, costs, liabilities, or obligations that are paid or incurred by PCC or the Designated Affiliate, if applicable, and are allocable to the operations of the Channel for the period before the Effective Time. Any determination whether any expense, cost, liability, or obligation is allocable to or relates to the period before or after the Effective Time, for purposes of calculating prorations pursuant to this Section 2.4(b) or the assumption of liabilities and obligations pursuant to Section 2.5 (or the exclusion therefrom pursuant to Section 2.6(c)) shall be based on the extent to which all facts and circumstances necessary for the accrual of such expense, cost, liability, or obligation in accordance with generally accepted accounting principles have been satisfied as of the Effective Time, except that any payment obligation arising under any Programming Agreement that is an Assumed Contract shall be allocable to and shall relate to the period during which the payment is required to be made.

                  (b) Expenses Not Prorated.

                      (i) There shall be no proration of, and Travel shall remain solely liable with respect to, expenses, costs, liabilities, and obligations arising under any Contracts not included in the Assumed Contracts and any other expenses, costs, liabilities, and obligations that are not assumed by PCC or the Designated Affiliate in accordance with Section 2.5.

                      (ii) PCC shall receive a credit pursuant to Section 2.4(a) to the extent that PCC or the Designated Affiliate assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or similar prepayment paid to Travel by any lessee or other third party.

                      (iii) There shall be no proration of any employee compensation (including accrued vacation, sick leave, or severance benefits) with respect to employees of the Channel, including employees of the Channel who are hired by PCC or the Designated Affiliate at or following the Closing. Travel shall be solely responsible for the payment of all compensation owed to the Channel's employees up to the Effective Time. PCC or the Designated Affiliate may, as of the Effective Time, employ those employees of the Channel as PCC or the Designated Affiliate may elect on terms and conditions determined by PCC or the Designated Affiliate.

                      (iv) There shall be no proration of any Taxes, other than real and personal property taxes and assessments levied against the Assets.

                      (v) There shall be no proration of music license fees payable to ASCAP or BMI; Travel shall be responsible for paying all music license fees with respect to the Channel relating to the period prior to the Effective Time (including any music license fees determined to be payable after the Effective Time) and shall be entitled to any refunds of music license fees previously paid by Travel with respect to the Channel relating to the period prior to the Effective Time, and PCC or the Designated Affiliate, if applicable, shall be responsible for paying all music license fees with respect to the Channel relating to the period after the Effective Time and shall be entitled to any refunds of music license fees paid by PCC or the Designated Affiliate, if applicable, with respect to the Channel relating to the period after the Effective Time.

                  (c) Manner of Determining Prorations and Credits. The prorations required by Section 2.4(a) will be determined finally in accordance with the following procedures:

                      (i) Travel shall prepare and deliver to PCC not later than two Business Days before the Closing Date a preliminary settlement statement which shall set forth Travel's good faith estimate of the prorations under Section 2.4(a). The preliminary settlement statement (A) shall contain all information reasonably necessary to determine the credits to each party, taking into account all prorations under Section 2.4(a), to the extent such prorations can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by PCC, (B) shall be certified by Travel to be true and complete to Travel's knowledge as of the date thereof, and (C) shall be based upon expenses as of the date of the most recent unaudited monthly financial statements of Travel furnished to PCC pursuant to Section 5.11.

                      (ii) Not later than sixty days after the Closing Date, PCC will deliver to Travel a statement setting forth PCC's determination of the prorations pursuant to Section 2.4(a). PCC's statement (A) shall contain all information reasonably necessary to determine the credits to each party, taking into account all prorations under Section 2.4(a), and such other information as may be reasonably requested by Travel and (B) shall be certified by PCC to be true and complete to PCC's knowledge as of the date thereof. During the thirty-day period following its delivery to Travel of its statement, PCC shall grant Travel and its accountants, counsel, and other representatives full and complete access to all books and records relating to the Channel that Travel deems necessary to determine the credits to each party, taking into account all prorations under Section 2.4(a). If Travel disputes the prorations determined by PCC, it shall deliver to PCC within thirty days after its receipt of PCC's statement a statement setting forth its determination of the amount of the prorations. If Travel notifies PCC of its acceptance of PCC's statement, or if Travel fails to deliver its statement within the thirty-day period specified in the preceding sentence, PCC's determination of the prorations shall be conclusive and binding on Travel as of the last day of the thirty-day period.

                      (iii) If Travel disputes the amount of the prorations determined by PCC, PCC and Travel shall use good faith efforts to resolve any dispute involving the determination of the prorations as expeditiously as practicable. If the parties are unable to resolve the dispute within fifteen days following the delivery of Travel's statement pursuant to Section 2.4(c)(ii), PCC and Travel shall jointly designate an independent certified public accountant to resolve the dispute. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant shall be split equally between PCC and Travel.

                  (d) Payments at Closing With Respect to Prorations.

                      (i) Except as provided in Section 2.4(d)(iii), Travel shall pay or cause to be paid to or for the account of PCC at Closing the amount, if any, by which the credits to PCC pursuant to Section 2.4(a) exceed the credits to the Travel pursuant to Section 2.4(a), each as estimated in Travel's preliminary settlement statement pursuant to Section 2.4(c)(i), by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by PCC to Travel at least two Business Days prior to the Closing Date

                      (ii) Except as provided in Section 2.4(d)(iii), PCC shall pay or cause to be paid to or for the account of Travel at Closing the amount, if any, by which the credits to Travel pursuant to Section 2.4(a) exceed the credits to PCC pursuant to Section 2.4(a), each as estimated in Travel's preliminary settlement statement pursuant to Section 2.4(c)(i), by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Travel to PCC at least two Business Days prior to the Closing Date.

                      (iii) If the amount to be paid to or for the account of PCC pursuant to Section 2.4(d)(i) or the amount to be paid to or for the account of Travel pursuant to Section 2.4(d)(ii), but for this Section 2.4(d)(iii), would be less than $50,000, then no payments under these sections will be made at Closing, and all payments to effectuate the proration of expenses pursuant to
Section 2.4(a) shall be made pursuant to Section 2.4(e).

                  (e) Payments to Reflect Final Determination of Prorations. Within five Business Days after the date on which the prorations are finally determined pursuant to Section 2.4(c):

                      (i) Travel shall pay or cause to be paid to or for the account of PCC, in immediately available funds, the amount, if any, by which the sum of the credits to PCC pursuant to Section 2.4(a), as finally determined pursuant to Section 2.4(c), plus the amount of any payment made by PCC pursuant to Section 2.4(d)(ii) exceeds the sum of the credits to Travel pursuant to
Section 2.4(a), as finally determined pursuant to Section 2.4(c), plus the amount of any payment made by Travel pursuant to Section 2.4(d)(i).

                      (ii) PCC shall pay or cause to be paid to or for the account of Travel, in immediately available funds, the amount, if any, by which the sum of the sum of the credits to Travel pursuant to Section 2.4(a), as finally determined pursuant to Section 2.4(c), plus the amount of any payment made by Travel pursuant to Section 2.4(d)(i) exceeds the sum of the credits to PCC pursuant to Section 2.4(a), as finally determined pursuant to Section 2.4(c), plus the amount of any payment made by PCC pursuant to Section 2.4(d)(ii).

         2.5  Assumption of Liabilities and Obligations.

         As of the Closing Date, PCC or the Designated Affiliate, if applicable, shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Travel under the Licenses and the Assumed Contracts to the extent that either (a) the obligations and liabilities relate to the time after the Effective Time or (b) PCC received a credit under Section 2.4(a) as a result of the proration of such obligations and liabilities, regardless of whether any Consent to the assignment of any License or Assumed Contract to PCC or the Designated Affiliate has been obtained.

         2.6  Liabilities Not Assumed.

         Any provision of this Agreement to the contrary notwithstanding (and without implication that PCC or the Designated Affiliate, if applicable, is assuming any liability not expressly excluded and, where applicable, without implication that any of the following have been included in the liabilities described in Section 2.5), except for the liabilities described in Section 2.5, neither PCC nor the Designated Affiliate shall assume by virtue of this Agreement or the transactions contemplated hereby, and neither PCC nor the Designated Affiliate shall have any liability for, any obligations or liabilities of Travel of any kind, character, or description whatsoever, including any of the following liabilities:

                  (a) any obligations of LCI or Travel hereunder;

                  (b) any liabilities relating to any of the Excluded Assets, or any obligations or liabilities under any Contract not included in the Assumed Contracts;

                  (c) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time except to the extent that PCC received a credit under Section 2.4(a) as a result of the proration of such obligations or liabilities;

                  (d) any liability arising from, or in connection with, the conduct of the business and operations of the Channel or the Assets prior to the Closing;

                  (e) any intercompany liabilities or any liabilities by Travel to any of its shareholders, directors, or officers or Affiliates, or to any shareholders, directors, or officers of any of its Affiliates, or any liabilities relating to the capital stock of Travel;

                  (f) any liabilities to or with respect to Travel's employees, whether or not any such employee is offered employment by PCC or the Designated Affiliate, if applicable, at or after the Closing, relating in any way to such employee's employment with Travel prior to the Closing (including deferred compensation liabilities and obligations for severance benefits, vacation time, or sick leave accrued prior the Closing);

                  (g) any liability in respect of any past, present, or future litigation, action, suit, proceeding, or arbitration arising out of or relating to the ownership or operation of the Assets or the business and operations of the Channel prior to the Closing (whether asserted, accrued, or commenced before or after the Closing);

                  (h) any liabilities with respect to or arising from indebtedness for borrowed money incurred or accrued before the Closing; and

                  (i) any liabilities of Travel for Taxes, including Taxes arising from the business and operations of the Channel prior to the Effective Time, other than real and personal property taxes and assessments levied against the Assets for which PCC received a credit under Section 2.4(a).

         2.7  Allocation of Consideration.

         The parties agree that $225,000 of the consideration payable by PCC to Travel at the Closing pursuant to this Agreement shall be allocated for purposes of Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T to the covenant contained in Section 6.6(a). The parties further agree that the portion of the consideration payable by PCC to Travel at the Closing that is allocated to the covenant contained in Section 6.6(a) is being paid to and received by Travel as agent for LCI. The parties shall allocate the balance of the consideration payable by PCC to Travel at the Closing pursuant to this Agreement among the Assets for purposes of Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T in accordance with an appraisal to be conducted within six months after Closing by an appraisal firm selected and retained by PCC, at PCC's expense, with experience in the valuation and appraisal of businesses similar to the Channel. Each party agrees to file with its federal income tax returns an initial asset acquisition statement and any supplemental statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation Section 1.1060-1T, all in accordance with and accurately reflecting such allocation of the consideration payable by PCC to Travel at the Closing pursuant to this Agreement. Notwithstanding the foregoing, no party shall have any obligation under this Section 2.7 to take any tax position that such party determines, after consultation with its advisers, would constitute fraud.

                 SECTION 3. REPRESENTATIONS AND WARRANTIES OF
                                LCI AND TRAVEL

         LCI and Travel, jointly and severally, represent and warrant to PCC as follows:

         3.1  Organization, Standing, and Authority.

         Each of LCI and Travel is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. Travel has all requisite corporate power and authority (a) to own, lease, and use the Assets as now owned, leased, and used by it, (b) to conduct the business and operations of the Channel as now conducted by it, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Travel hereunder and thereunder. Travel is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary except where failure to so qualify would not have a Material Adverse Effect or impair or hinder the ability of Travel to perform its obligations under this Agreement. LCI has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by LCI hereunder and thereunder. LCI is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary except where failure to so qualify would not impair or hinder the ability of LCI to perform its obligations under this Agreement.

         3.2  Authorization and Binding Obligation.

         The execution, delivery, and performance of this Agreement by each of LCI and Travel have been duly authorized by all necessary corporate actions on the part of LCI and Travel. This Agreement has been duly executed and delivered by each of LCI and Travel and constitutes the legal, valid, and binding obligation of each of LCI and Travel, enforceable against each of LCI and Travel in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3  Absence of Conflicting Agreements; Consents.

         Subject to obtaining the governmental Consent provided for in Section
6.1 and the other Consents listed on Schedule 3.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby by each of LCI and Travel (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any governmental or regulatory authority); (b) will not conflict with any provision of the Articles of Incorporation or By-Laws of either LCI and Travel; (c) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to either LCI and Travel; (d) will not violate, conflict with, or result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which either LCI and Travel is a party or by which either LCI and Travel or their respective properties may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon any of the Assets.

         3.4  Licenses.

         Schedule 3.4 is a true and complete list as of the date of this Agreement of all Licenses. Each License has been validly issued, and Travel is the authorized legal holder thereof. The Licenses are in full force and effect, and the conduct of the business and operations of the Channel is in accordance therewith in all material respects. As of the date of this Agreement, there is no proceeding pending or, to Travel's knowledge, threatened, seeking the revocation or limitation of any Licenses. Travel is the holder of all Licenses necessary or appropriate to enable it to continue to conduct the business as now conducted.

         3.5  Real Property.

         Schedule 3.5 contains a complete and accurate description of all the Real Property and Travel's interests therein (including street address (where known), legal description (where known), owner, and Travel's use thereof). No fee estates are included in the Real Property Interests. Except as set forth on
Schedule 3.5, Travel has good title to all Real Property Interests, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions on the Real Property Interests, except for Permitted Liens; provided, however, that neither LCI nor Travel makes any representation or warranty hereby regarding any liens, security interests, mortgages, pledges, encumbrances, or restrictions on any fee estate underlying any Real Property Interest. All Real Property (including the improvements thereon) is in good condition and repair consistent with its present use and is available for immediate use in the conduct of the business and operations of the Channel. Except for that portion of the Real Property and Real Property Interests subject to leases where Travel is lessor or sublessor (as identified on Schedule 3.5), Travel is in possession of the Real Property. As of the date of this Agreement, to the knowledge of Travel, there are no pending or threatened condemnation or appropriation proceedings against any of the Real Property or the Real Property Interests. Travel has full legal and practical access to all Real Property. With respect to each leasehold or subleasehold interest included in the Real Property Interests, Travel has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Travel's leasehold or subleasehold interest.

         3.6  Tangible Personal Property.

         Schedule 3.6 lists all material items of Tangible Personal Property used to conduct the business and operations of the Channel as now conducted. Except as described in Schedule 3.6 and except for Tangible Personal Property leased pursuant to any Assumed Contract, Travel owns and has good title to each item of Tangible Personal Property and none of the Tangible Personal Property is subject to any liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens. The items of Tangible Personal Property listed on Schedule 3.6 are in good working condition (ordinary wear and tear excepted) and are available for immediate use in the business and operations of the Channel.

         3.7  Contracts.

         Schedule 3.7 is a true and complete list as of the date of this Agreement of all Contracts as of the date of this Agreement, including all of Travel's (a) cable television system affiliation agreements ("Affiliation Agreements") or other agreements or understandings with cable television system operators, (b) program license agreements and other agreements with respect to the production, development, broadcast, distribution, or other use of television programs, films, music, and other audio, visual, and audio-visual works ("Programming Agreements"), (c) leases and rental agreements, and (d) agreements to buy or sell advertising or engage in other promotional activities. Travel has delivered or made available to PCC true and complete copies of all written Assumed Contracts and accurate descriptions of all oral Assumed Contracts listed on Schedule 3.7. Except as disclosed on Schedule 3.7, all of the Assumed Contracts are in full force and effect and are valid and binding agreements of the parties enforceable in accordance with their terms. Except as disclosed on
Schedule 3.7, to the knowledge of Travel, no party is in default in any material respect under any of the Assumed Contracts, nor does any condition exist that with the notice or lapse of time or both would constitute such a default. Except for the need to obtain the Consents listed on Schedule 3.3 (but this representation and warranty does not create any obligation on the part of Travel or LCI to obtain any such Consent or make the obtaining of any such Consent a condition to any party's obligations at Closing, other than as expressly provided elsewhere in this Agreement), Travel has full legal power and authority to assign its rights under the Assumed Contracts to PCC or the Designated Affiliate, if applicable, in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts. Except as disclosed on Schedule 3.7, as of the date of this Agreement, to the knowledge of Travel, no party to any Assumed Contract has informed Travel of its intention (a) to terminate such Assumed Contract or amend the terms there of, (b) to refuse to renew the Assumed Contract upon expiration of its term, or (c) to renew the Assumed Contract upon expiration only on terms and conditions that are more onerous than those now existing.

         3.8  Intangible Property.

         Schedule 3.8 is a list of all Intangible Property and indicates, with respect to each item of Intangible Property, the owner thereof and, if applicable, the name of the licensor and licensee thereof. Except as set forth on Schedule 3.8, to Travel's knowledge, each item of Intangible Property is in good standing and no other Person has any claim of ownership or right of use with respect thereto. To Travel's knowledge, the use of the Intangible Property by Travel does not, and the use thereof by PCC or the Designated Affiliate, if applicable, immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, trademark, trade name, service mark, brand mark, brand name, computer program, database, industrial design, copyright, or any pending application therefor of any other Person, and there have been no claims made and Travel has not received any notice or otherwise acquired any knowledge that any item of Intangible Property is invalid or conflicts with the asserted rights of any Person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation, or unenforceability of any of the Intangible Property. Except as set forth on
Schedule 3.8, Travel is not a party to or bound by any contract, license, or other agreements relating to the Intangible Property.

         3.9   Financial Statements.

         Travel has furnished PCC with true and complete copies of an unaudited balance sheet and income statement of the Channel as at and for the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994, and as at and for the five months ended May 31, 1997 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Travel on a consistent basis in accordance with the accounting principles applied by LCI in preparing its consolidated financial statements which, on a consolidated basis, have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the consolidated financial condition of LCI as at their respective dates and the results of operations for the periods then ended.

         3.10  Personnel.

                  (a) Employees and Compensation. Schedule 3.10 contains a true and complete list as of the date of this Agreement of all employees of Travel engaged in the business and operations of the Channel (collectively, the "Employees") and a description of all compensation arrangements affecting them.
Schedule 3.10 also contains a true and complete list of all material employee benefit plans or arrangements maintained or administered by Travel or to which Travel contributes or is required to contribute and that cover any Employee, including any:

                      (i)   "Employee welfare benefit plan," as defined in
Section 3(1) of ERISA (a "Welfare Plan");

                      (ii) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                      (iii) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that is not a Welfare Plan (collectively, "Benefit Arrangements").

                  (b) Pension Plans. Except as disclosed in Schedule 3.10, there is no "employee pension benefit plan," as defined in Section 3(2) of ERISA (a "Pension Plan"), that is subject to Title IV or ERISA or Section 412 of the Code, that covers any Employee and to which Travel contributes or is required to contribute.

                  (c) Multiemployer Plans. Neither Travel nor any entity required be combined with Travel under Section 414(b), Section 414(c), Section 414(m), or Section 414(o) of the Code (an "ERISA Affiliate") has at any time been a participant in any "multiemployer pension plan," as defined in Section 3(37) of ERISA, that covers any Employee.

                  (d) Plan Liabilities. Neither Travel nor any ERISA Affiliate has incurred, or expects to incur as a result of the consummation of the transactions contemplated under this Agreement, any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any Pension Plan, any Welfare Plan, or any Benefit Arrangement that could give rise to the imposition of any liability, cost, fee, expense, or obligation on PCC or any of its Affiliates, and, to Travel's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage.

                  (e) Delivery of Copies of Relevant Documents and Other Information. Travel has delivered or made available to PCC true and complete copies of each of the following documents:

                      (i) Each Welfare Plan (and, if applicable, related trust agreements) and all amendments thereto, and each summary plan description together with any summary of material modifications;

                      (ii) Each written Benefit Arrangement and written descriptions thereof that have been distributed to Employees (including descriptions of the number and level of employees covered thereby); and

                      (iii) Each employee handbook or similar document describing any Pension Plan, Welfare Plan, or Benefit Arrangement applicable to Employees.

                  (f) Labor Relations. Except as set forth in Schedule 3.10, Travel is not a party to or subject to any written or oral employment contract with any Employee. Travel is not subject to any contract prohibiting the termination of any Employee. Except as disclosed on Schedule 3.10, no controversies, disputes, or proceedings are pending or, to Travel's knowledge, threatened, between Travel and any Employee. No labor union or other collective bargaining unit represents or, to Travel's knowledge, claims to represent any of the employees of the Channel. To Travel's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board Certification election with respect to any employees at the Channel.

         3.11  Claims and Legal Actions.

         Except as disclosed on Schedule 3.11, as of the date of this Agreement, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to Travel's knowledge threatened, against or relating to Travel or any of its Affiliates with respect to the Assets or the business or operations of the Channel, that could be expected to have a Material Adverse Effect or impair or hinder the ability of LCI or Travel to perform their respective obligations under this Agreement.

         3.12  Compliance with Laws.

         Travel has complied with the Licenses and all federal, state, and local laws, rules, regulations, ordinances, judgments, orders, and decrees applicable or relating to the business and operation of the Channel, except for any noncompliance that would not have a Material Adverse Effect or impair or hinder the ability of LCI or Travel to perform their respective obligations under this Agreement.

         3.13  Environmental Matters.

                  (a) Travel and its predecessors and Affiliates, with respect to the Channel, have complied and are in compliance with all Environmental Laws. Without limiting the generality of the foregoing, each of Travel and its predecessors and Affiliates have obtained and complied with, or filed timely applications for, and are in compliance with, all permits, licenses, and other authorizations that are required pursuant to Environmental Laws for the occupation of the Assets and the operation of the Channel. Schedule 3.13 is a list of all permits, licenses, and other authorizations that are required pursuant to Environmental Laws for the occupation of the Assets and the operation of the Channel.

                  (b) Neither Travel nor any of its predecessors and Affiliates, with respect to the Channel, has received any written notice regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to any of them or their facilities arising under Environmental Laws.

                  (c) To Travel's knowledge, none of the following exists at any Real Property: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills.

                  (d) Neither Travel nor any of its predecessors and Affiliates, with respect to the Channel, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, or natural resources damages, pursuant to any Environmental Laws.

                  (e) Neither this Agreement nor the assignment of the Assets pursuant to this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any "transaction-triggered" or "responsible property transfer" Environmental Laws.

                  (f) Neither Travel nor any of its predecessors and Affiliates, with respect to the Channel, has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

         3.14  Transactions with Affiliates; Completeness of Assets.

         Except as set forth on Schedule 3.14, there are no agreements relating to the business or operations of the Channel between Travel and any of its Affiliates, Travel has not been involved in any material business arrangement or relationship relating to the Channel with any of its Affiliates, and no Affiliate of Travel owns any material property or right, tangible or intangible, that is used in the business or operations of the Channel. Except as set forth on Schedule 3.14, the Assets, together with those assets and properties to be used in the performance of services by The Weather Channel, Inc. pursuant to the Services Agreement, constitute all tangible and intangible assets and properties necessary for the conduct of the business and operations of the Channel as now conducted.

         3.15  Cable Subscribers.

         Schedule 3.15 sets forth, with respect to each cable television system operator so listed, under the column "Network Subs," as of a recent date, the number of cable system subscribers to which such cable television system operator makes the Channel available, based upon the Affiliation Agreement with such cable television system operator (if an Affiliation Agreement with such cable television system operator exists) and such other information that Travel reasonably and in good faith deems relevant to such determination. Schedule 3.15 also designates those cable television system operators that, to Travel's knowledge, make the Channel available to subscribers without an Affiliation Agreement.

         3.16  Ownership of Shares.

         LCI owns directly or indirectly all of the issued and outstanding capital stock of Television, and Television owns directly all of the issued and outstanding capital stock of Travel. LCI owns directly or indirectly all of the issued and outstanding capital stock of The Weather Channel, Inc. Neither LCI nor any Affiliate of LCI owns any shares of Class A Common Stock. Notwithstanding the foregoing, LCI could be deemed to be the beneficial owner of securities of PCC by virtue of its investment in one or more of the following limited partnerships (which in turn own securities of PCC): Sandler Mezzanine Partners, L.P., Sandler Mezzanine T-E Partners, L.P., and Sandler Mezzanine Foreign Partners, L.P. (collectively, the "Sandler Partnerships"). The foregoing shall not be considered an acknowledgment of beneficial ownership of such securities by LCI.

         3.17  Investment.

         Each of LCI and Travel (a) understands that the shares of Class A Common Stock to be issued to Travel pursuant to this Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (b) to the extent it or any of its Affiliates acquires any of the shares of Class A Common Stock to be issued to Travel pursuant to this Agreement, it or its Affiliate will be acquiring such shares solely for its own account for investment purposes, and not with a view to the distribution thereof.

         3.18  Conduct of Business.

         Since December 31, 1996, Travel has not:

                  (a) Suffered any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Channel that has had or would have a Material Adverse Effect;

                  (b) Except in this Agreement, made or agreed to make any sale, assignment, lease, or other transfer or disposition of any of the Channel's assets of the types described in Section 2.1 other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (c) Canceled, amended, or modified, or agreed to cancel, amend, or modify, any Affiliation Agreement or any Programming Agreement that has had or would have a Material Adverse Effect; or

                  (d) Entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Channel.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES OF
                                     PCC

         PCC represents and warrants to LCI and Travel as follows:

         4.1  Organization, Standing, and Authority.

         PCC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. On the Closing Date, PCC or the Designated Affiliate, if applicable, will be duly qualified to conduct business in the Commonwealth of Virginia and the State of Georgia. PCC has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by PCC hereunder and thereunder.

         4.2  Authorization and Binding Obligation.

         The execution, delivery, and performance of this Agreement by PCC have been duly authorized by all necessary actions on the part of PCC. This Agreement has been duly executed and delivered by PCC and constitutes the legal, valid, and binding obligation of PCC, enforceable against PCC in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3  Absence of Conflicting Agreements.

         Subject to obtaining the governmental Consent provided for in Section 6.1, execution, delivery, and performance by PCC of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any governmental or regulatory authority); (b) will not conflict with the Certificate of Incorporation or By-Laws of PCC; and (c) will not violate, conflict with, or result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to PCC; and (d) will not violate, conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which PCC is a party or by which PCC may be bound legally.

         4.4  Shares.

         The shares of Class A Common Stock to be issued to Travel pursuant to this Agreement, upon their issuance in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

         4.5  SEC Reports.

         PCC has filed all forms, reports, and documents required to be filed by PCC with the Securities and Exchange Commission since January 1, 1996 (collectively, "PCC's SEC Reports"). PCC's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. As of their respective dates, none of PCC's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this

Agreement, since the date of each of PCC's SEC Reports, there have been no material changes to the business, operations, or capitalization of PCC that have not been disclosed in a subsequent PCC's SEC Report or otherwise disclosed to LCI.

                SECTION 5. OPERATIONS OF THE CHANNEL PRIOR TO
                                   CLOSING

         Between the date of this Agreement and the Closing Date, LCI and Travel shall comply with the covenants in this Section 5, except as otherwise consented to in writing by PCC:

         5.1  Generally.

         Travel shall operate the Channel in the ordinary course of business consistent with past practices (except where such conduct would conflict with the following covenants or with the other obligations of LCI and Travel under this Agreement) and use commercially reasonable efforts to preserve the business of the Channel and its present relationships with suppliers, customers, and others having business relations with it.

         5.2  Contracts.

         Travel will not amend in any material respect or (except as provided below in this Section 5.2) terminate any Contract (or waive any material right thereunder), or enter into any contract or commitment relating to the Channel or the Assets, or incur any obligation that will be binding on PCC after Closing, except for cash time sales agreements made in the ordinary course of business consistent with past practices. Prior to the Closing Date, Travel shall deliver to PCC a list of all Contracts entered into between the date of this Agreement and the Closing Date and shall make available to PCC copies of such Contracts. Prior to the Closing Date, Travel shall terminate or permit to expire without renewal the Agreement, dated February 21, 1996, between Travel and CUC International, Inc. and the Agreement, dated February 1, 1996, between Travel and DDB Needham Worldwide, Inc.

         5.3  Disposition of Assets.

         Travel shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used in the business or operations of the Channel or in connection with the acquisition of replacement property of equivalent kind and value.

         5.4  Encumbrances.

         Travel shall not create, assume, or permit to exist any liens, security interests, mortgages, pledges, encumbrances, or restrictions upon the Assets, except for Permitted Liens.

         5.5  Licenses.

         Travel shall not cause or permit, by any act or failure to act, any of the Licenses required to be listed on Schedule 3.4 to expire or to be revoked, suspended, or modified.

         5.6  Obligations.

         Travel shall pay all obligations relating to the Channel as they become due, consistent with past practices.

         5.7  Access to Information.

                  (a) Travel shall give PCC and its counsel, accountants, engineers, and other authorized representatives reasonable access, upon reasonable notice, to the Assets, the business and operations of the Channel, and to all other books, records, and documents of Travel relating to the Channel (or true and complete copies thereof) for the purpose of audit and inspection, and will furnish or cause to be furnished to PCC or its authorized representatives, upon reasonable notice, all information with respect to the affairs and business of the Channel that PCC may reasonably request.

                  (b) Without limiting the generality of the foregoing, LCI and Travel shall give PCC and its counsel, accountants, and other authorized representatives reasonable access to their financial records and their employees, counsel, accountants, and other representatives for the purpose of preparing and auditing such financial statements as PCC determines, in its judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. LCI and Travel agree to provide one or more audit representation letters as to the information made available to PCC in connection with any audit performed under this Section 5.7(b). The representation letters will be in such form and make all representations reasonably required by the accountants preparing such audit to enable them to issue an opinion acceptable to the Securities and Exchange Commission or other governmental authority for purposes of any registration statement or other governmental filing by PCC that requires such audit, but LCI and Travel shall not be required to provide any representation letter that is substantively more extensive than the representation letters that LCI provides to its accountants in connection with the preparation of its audited financial statements. LCI and Travel will also request that their independent accountants provide any consents that are necessary for the inclusion of their opinion with respect to any audited financial statements prepared by them in any governmental filing by PCC.

         5.8  Consents.

         Travel shall use commercially reasonable efforts to obtain (a) Consents of GE American Communications, Inc. and Crawford Communications to the assignment to PCC or the

Designated Affiliate, if applicable, of the Transponder Agreement and the Uplink Agreement, (b) estoppel certificates of GE American Communications, Inc. and Crawford Communications with respect to the Transponder Agreement and the Uplink Agreement, (c) any other Consents that PCC requests that Travel attempt to obtain, (d) estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property Interests, and (d) any other estoppel certificates of contracting parties to Assumed Contracts that PCC requests that Travel attempt to obtain. Travel shall promptly advise PCC of any difficulties experienced in obtaining any of the Consents or estoppel certificates and of any conditions proposed, considered, or requested for any of the Consents or estoppel certificates. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, Travel shall have no obligation to expend funds to obtain any Consents or estoppel certificates except to the extent required to cure any breach or default by Travel under any Contract and except for customary administrative costs.

         5.9   Maintenance of Assets.

         Travel shall maintain all of the Tangible Personal Property in good condition (ordinary wear and tear excepted), consistent with their overall condition on the date of this Agreement, and use, operate, and maintain all of the Tangible Personal Property in a reasonable manner. Travel shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. Travel shall repair or replace any Intangible Property, Tangible Personal Property, or Real Property Interests (other than Travel's rights under the Transponder Agreement, if applicable) that are lost, damaged, confiscated, or condemned prior to the Closing.

         5.10  Notification.

         Travel shall promptly notify PCC in writing (a) if, to Travel's knowledge, any party to any Assumed Contract has informed Travel of its intention (i) to terminate such Assumed Contract or amend the terms thereof,
(ii) to refuse to renew the Assumed Contract upon expiration of its term, or
(iii) to renew the Assumed Contract upon expiration only on terms and conditions that are more onerous than those now existing, (b) of any damage, destruction, or loss affecting any material portion of the assets used or useful in the conduct of the business of the Channel, (c) of any failure of performance by any party under either the Transponder Agreement or the Uplink Agreement, or (d) of any interruption in the transmission of the Channel's programming to cable television systems.

         5.11  Financial Information.

         Travel shall furnish PCC within twenty days after the end of each month ending between the date of this Agreement and the Closing Date an unaudited balance sheet and income statement of the Channel as at and for the month just ended and such other financial information as PCC may reasonably request.

         5.12  Compliance with Laws.

         Travel shall comply with all laws, rules, and regulations applicable or relating to the business and operations of the Channel, except for any noncompliance that would not have a Material Adverse Effect or impair or hinder the ability of LCI or Travel to perform their respective obligations under this Agreement.

                 SECTION 6. SPECIAL COVENANTS AND AGREEMENTS

         6.1  HSR Act Filing.

         LCI and PCC agree to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, that are required in connection with the transactions contemplated hereby under the HSR Act within five Business Days of the date of this Agreement; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder (other than any portion thereof containing confidential information regarding such party's ultimate parent entity), and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.2  Agreement Regarding Ownership Restrictions.

         At the Closing, PCC and LCI will enter into an Agreement Regarding Ownership Restrictions substantially in the form of Schedule 6.2 hereto.

         6.3  Confidentiality.

                  (a) Except as and to the extent required by law or as provided in Section 6.3(c), each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the disclosing party or destroy all information obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

                  (b) Except as provided in Section 6.3(c), no party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably.

                  (c) Nothing contained in this Agreement shall prevent any party, after notification to each other party, from making any filings with governmental authorities, including in connection with any securities filings with any governmental authorities or exchanges that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         6.4  Cooperation.

         PCC, LCI, and Travel shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and PCC, LCI, and Travel shall use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including making such filings with governmental and regulatory authorities, providing information, using commercially reasonable efforts to obtain all necessary or appropriate waivers, consents, and approvals, and executing such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, PCC shall have no obligation to expend funds to obtain any of the Consents or to agree to any adverse change in any License or Assumed Contract in order to obtain a Consent required with respect thereto, and neither LCI nor Travel shall have any obligation to expend funds to obtain any of the Consents or any estoppel certificates except as provided in Section 5.8. If PCC elects to designate a Designated Affiliate, PCC agrees to deliver to GE American Communications, Inc., on or before the Closing, a guaranty (similar in form to that previously delivered to GE American Communications, Inc. by LCI) of the performance by the Designated Affiliate of those obligations under the Transponder Agreement that are required to be assumed by the Designated Affiliate at the Closing.

         6.5  Access to Books and Records.

         To the extent requested for any reasonable business purposes hereunder, and subject to the following two sentences of this Section 6.5, (a) LCI and Travel shall provide PCC and the Designated Affiliate, if applicable, access and the right to copy for a period of five years from the Closing Date any books and records of Travel (or true and complete copies thereof) relating to the Channel or the Assets but not included in the Assets and (b) PCC and the Designated Affiliate, if applicable, shall provide LCI and Travel access and the right to copy for a period of five years after the Closing Date any books and records (or true and complete copies thereof) relating to the Channel or the Assets with respect to periods prior to the Closing that are included in the Assets. Any party that is required to grant any other party access and the right to copy any books and records (or true and complete copies thereof) pursuant to this Section 6.5 may, before doing so, redact or remove therefrom any information contained therein that does not relate to the Channel or the Assets. Except as and to the extent required by law or as provided in Section 6.3(c), each party will keep confidential any information to which it is given access pursuant to this Section 6.5.

         6.6  Noncompetition.

                  (a) LCI covenants and agrees that for a period of two years after the Closing Date, neither LCI nor any Affiliate of LCI will, directly or indirectly, own, manage, operate, control, or engage or participate in the ownership, management, operation, or control of, or be connected as a shareholder, director, officer, partner, joint venturer, or otherwise with, any business or organization which engages as one of its principal activities in the business (the "Restricted Business") of producing or distributing (by any means, other than through the sale of videotapes, videodiscs, or similar media to consumers), to persons within the United States, video programming relating to travel or tourism or otherwise similar in subject matter to that currently produced or distributed by the Channel. Notwithstanding the foregoing, and without any implication that any activity listed below would be prohibited by this Section 6.6(a) or that any activity not listed below is prohibited by this
Section 6.6(a), this Section 6.6(a) shall not prohibit LCI or any Affiliate of LCI from:

                      (i) acquiring or owning securities of any Person that engages in the Restricted Business or owns, directly or indirectly, any interest in any business or organization which engages as one of its principal activities in the Restricted Business, if such securities constitute less than twenty percent of the voting stock of such Person and do not represent control over such Person;

                      (ii) continuing to hold securities in any Person that commences engaging in the Restricted Business after the acquisition by LCI or an Affiliate of LCI of such securities if neither LCI nor its Affiliate has control over the conduct by such entity of the Restricted Business;

                      (iii) owning, managing, operating, and controlling The Weather Channel (including the Internet website of The Weather Channel); or

                      (iv) owning, managing, operating, and controlling television broadcast stations.

                  (b) The parties acknowledge and agree that the time, scope, geographic area, and other provisions of Section 6.6(a) have been specifically negotiated by sophisticated parties and agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. If, despite this express agreement of the parties, a court should hold any portion of
Section 6.6(a) to be unenforceable for any reason, the maximum restrictions of time, scope, and geographic area that the court determines are reasonable under the circumstances will be substituted for the restrictions held to be unenforceable.

         6.7   Accounts Receivable.

         At the Closing, Travel will designate PCC or the Designated Affiliate, if applicable, as its agent solely for the purposes of collecting all accounts receivable from the sale by the Channel of advertising time and other goods and services sold prior to the Closing Date ("Accounts Receivable"). If PCC or the Designated Affiliate receives monies from an account debtor of PCC or the Designated Affiliate that is also an account debtor of Travel with respect to any the Accounts Receivable, PCC or the Designated Affiliate shall credit the sums received to the oldest account due unless the account debtor directs otherwise (and neither PCC nor any Affiliate of PCC will encourage any account debtor to so direct). On or before the fifth business day after the end of each full calendar month after the Closing, PCC or the Designated Affiliate shall remit to Travel all amounts collected by PCC or the Designated Affiliate before the end of such month with respect to the Accounts Receivable.

         6.8   Environmental Audit.

         PCC may, at its option and expense, retain an environmental consultant to be selected by PCC to perform Phase I environmental surveys of the Real Property and associated Assets. Prior to performing any Phase I environmental surveys, PCC shall obtain the consent of the landlord of the subject Real Property and shall comply with any conditions placed on such consent by the landlord, and Travel shall cooperate with PCC in obtaining any such consent. If any survey discloses any material environmental hazard or material possibility of future liability for environmental damages or clean-up costs, PCC shall so notify Travel.

         6.9   Bulk Sales Law.

         PCC hereby waives compliance by Travel with the provisions of any applicable bulk sales laws.

         6.10  No Inconsistent Action.

         No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement.

         6.11  Rule 144 Information.

         Until such time as all shares of Class A Common Stock issued to Travel at the Closing have become freely transferable or are no longer held by LCI or an Affiliate thereof:

                (a) prior to the second anniversary of the Closing Date, PCC
(or any successor thereto) shall comply with the public information requirements set forth in Rule 144(c) under the Securities Act of 1933, as amended from time to time, or any successor rule or regulation ("Rule 144"); and

                (b) at any time and for so long as LCI would be considered an "affiliate" under Rule 144, PCC (or any successor thereto) shall comply with the public information requirements set forth in Rule 144 with respect to sales by affiliates.

         6.12  Services Agreement.

         At the Closing, LCI shall cause The Weather Channel, Inc. to enter into with PCC or the Designated Affiliate, if applicable, and PCC or the Designated Affiliate, if applicable, shall enter into with The Weather Channel, Inc., a Services Agreement substantially in the form of Schedule 6.12 (the "Services Agreement").

         6.13  Change of Name of Travel.

         LCI and Travel agree that Travel shall change its corporate name within thirty days after the Closing to eliminate the words "Travel Channel."

         6.14  Registration Rights Agreement.

         At the Closing, PCC and Travel will enter into a Registration Rights Agreement incorporating the provisions of Schedule 6.14 (the "Registration Rights Agreement").

                SECTION 7. CONDITIONS TO OBLIGATIONS OF PARTIES
                                   AT CLOSING

         7.1   Conditions to Obligations of PCC.

         All obligations of PCC at the Closing are subject at PCC's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                (a) HSR Act. The waiting period under the HSR Act shall have been terminated or shall have expired without action by the DOJ or the FTC to prevent the Closing.

                (b) Injunction, etc. There shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced and be continuing by any federal or state governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either LCI, Travel, or PCC shall have been received from any such federal or state agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that (i) PCC shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered and (ii) PCC shall be in compliance with Section 6.1.

                  (c) Transponder Agreement. The Transponder Agreement shall be in full force and effect and GE American Communications, Inc. shall have granted its Consent to the assignment of the Transponder Agreement to PCC or the Designated Affiliate, if applicable, pursuant to this Agreement and shall have executed and delivered an estoppel certificate with respect to the Transponder Agreement in form and substance reasonably satisfactory to PCC. Notwithstanding the foregoing, the Consent of GE American Communications, Inc. to the assignment of the Transponder Agreement to the Designated Affiliate, rather than to PCC, shall not be a condition to PCC's obligations at the Closing unless PCC notifies LCI of its designation of the Designated Affiliate on or before June 23, 1997.

                  (d) Deliveries. LCI and Travel shall have made or stand willing to make all the deliveries to PCC or the Designated Affiliate, if applicable, set forth in Section 8.2.

         7.2  Conditions to Obligations of LCI and Travel.

         All obligations of LCI and Travel at the Closing are subject at Travel's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) HSR Act. The waiting period under the HSR Act shall have been terminated or shall have expired without action by the DOJ or the FTC to prevent the Closing.

                  (b) Injunction, etc. There shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced and be continuing by any federal or state governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either LCI, Travel, or PCC shall have been received from any such federal or state agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that (i) LCI and Travel shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered and (ii) LCI shall be in compliance with Section 6.1.

                  (c) Deliveries. PCC and the Designated Affiliate, if applicable, shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  SECTION 8. CLOSING AND CLOSING DELIVERIES

         8.1  Closing.

                  (a) Closing Date. Except as provided in the following sentence or as otherwise agreed to by PCC and Travel, the Closing shall take place at 10:00 a.m. on the first Friday that is at least five Business Days after the day on which the waiting period under the HSR Act expires or is terminated.

                  (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by PCC and Travel.

         8.2  Deliveries by LCI and Travel.

         Prior to or on the Closing Date, LCI and Travel shall deliver to PCC or the Designated Affiliate, if applicable, the following, in form and substance reasonably satisfactory to PCC and its counsel:

                  (a) Transfer Documents. Duly executed instruments of conveyance and transfer, including bills of sale, motor vehicle titles, assignments, and other transfer documents that are sufficient to vest good and marketable title to the Assets in the name of PCC or the Designated Affiliate, if applicable, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions (other than any liens, security interests, mortgages, pledges, encumbrances, or restrictions resulting from the failure to obtain any Consent), except for liens for current taxes not yet due and payable and landlord's liens for property taxes not delinquent.

                  (b) Payment with Respect to Prorations. Any payment required to be made pursuant to Section 2.4(d)(i).

                  (c) Consents. Copies of all instruments evidencing receipt of any Consents and estoppel certificates that have been obtained prior to the Closing (but this delivery requirement does not create any obligation on the part of Travel or LCI to obtain any Consent or estoppel certificate or make the obtaining of any Consent or estoppel certificate a condition to any party's obligations at Closing, other than as expressly provided elsewhere in this Agreement).

                  (d) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records included in the Assets.

                  (e) Agreement Regarding Ownership Restrictions. The Agreement Regarding Ownership Restrictions, substantially in the form of Schedule 6.2, duly executed by LCI.

                  (f) Services Agreement. The Services Agreement, substantially in the form of Schedule 6.12, duly executed by The Weather Channel, Inc.

                  (g) Registration Rights Agreement. The Registration Rights Agreement, duly executed by Travel.

                  (h) Opinion of Counsel. An opinion of counsel to LCI and Travel dated as of the Closing Date, substantially in the form of Schedule 8.2(h) hereto.

                  (i) Other Documents. Such additional documents, information, and materials as PCC shall reasonably request.

         8.3  Deliveries by PCC.

         Prior to or on the Closing Date, PCC shall deliver to LCI and Travel the following, in form and substance reasonably satisfactory to LCI and Travel and their counsel:

                  (a) Shares. Certificates evidencing the shares of Class A Common Stock to be issued to Travel pursuant to Section 2.3(a)(i).

                  (b) Cash Consideration. The payment provided in Section 2.3(a)(ii).

                  (c) Payment with Respect to Prorations. Any payment required to be made pursuant to Section 2.4(d)(ii).

                  (d) Assumption Agreements. Appropriate assumption agreements pursuant to which PCC or the Designated Affiliate, if applicable, shall assume and undertake to perform Travel's obligations under the Licenses and Assumed Contracts to the extent provided in Section 2.5.

                  (e) Agreement Regarding Ownership Restrictions. The Agreement Regarding Ownership Restrictions, substantially in the form of Schedule 6.2, duly executed by PCC.

                  (f) Services Agreement. The Services Agreement, substantially in the form of Schedule 6.12, duly executed by PCC or the Designated Affiliate, if applicable.

                  (g) Registration Rights Agreement. The Registration Rights Agreement, duly executed by PCC.

                  (h) Opinion of Counsel. An opinion of PCC's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(h) hereto.

                  (i) Other Documents. Such additional documents, information, and materials as Travel shall reasonably request.

                            SECTION 9. TERMINATION

         9.1  Termination by LCI.

         This Agreement may be terminated by LCI prior to the Closing and the acquisition of the Assets abandoned, if neither LCI nor Travel is then in material default, upon written notice to PCC, upon the occurrence of any of the following:

                  (a) Conditions. If on the date on which the Closing is required to take place pursuant to Section 8.1(a) any of the conditions precedent to the obligations of LCI and Travel set forth in this Agreement has not been satisfied or waived in writing by LCI and Travel.

                  (b) Judgments. If there shall be in effect on the date on which the Closing is required to take place pursuant to Section 8.1(a) any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred on or before December 13, 1997.

         9.2  Termination by PCC.

         This Agreement may be terminated by PCC and the acquisition of the Assets abandoned, if PCC is not then in material default, upon written notice to LCI, upon the occurrence of any of the following:

                  (a) Conditions. If on the date on which the Closing is required to take place pursuant to Section 8.1(a) any of the conditions precedent to the obligations of PCC set forth in this Agreement has not been satisfied or waived in writing by PCC.

                  (b) Judgments. If there shall be in effect on the date on which the Closing is required to take place pursuant to Section 8.1(a) any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred on or before December 13, 1997.

         9.3  Rights on Termination.

         Upon the termination of this Agreement, each party shall have all rights and remedies available to it at law or equity.

         9.4   Specific Performance.

         The parties recognize that if any party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other parties for their injury. Each party shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at law.

         9.5   Attorneys' Fees.

         In the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

                 SECTION 10. SURVIVAL OF REPRESENTATIONS AND
                WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES

         10.1  Representations and Warranties.

         Without prejudice to representations and warranties in other agreements delivered hereunder, all representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of twelve months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by any party shall affect any other party's right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         10.2  Indemnification by LCI.

         After the Closing, and regardless of any investigation made at any time by or on behalf of PCC or any information PCC may have, LCI hereby agrees to indemnify and hold harmless PCC and the Designated Affiliate, if applicable, from and against, and to reimburse PCC and the Designated Affiliate, if applicable, for, any and all losses, liabilities, and damages (including punitive and exemplary damages and fines or penalties and any interest thereon), costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations of any nature (collectively, "Losses") that result from:

                  (a) Any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of LCI or Travel contained in this

Agreement or in any certificate, document, or instrument delivered to PCC or the Designated Affiliate under this Agreement;

                  (b) Any failure to comply with applicable bulk sales laws;

                  (c) All obligations of LCI or Travel not required to be assumed by PCC or the Designated Affiliate, if applicable, pursuant to this Agreement, including any liabilities arising at any time under any mortgage, indenture, lease, contract, or other agreement that is not included in the Assumed Contracts;

                  (d) The operation or ownership of the Channel and the Assets prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring prior the Closing Date except to the extent that PCC received a credit under Section 2.4(a) as a result of the proration of such liabilities;

                  (e) Any payment obligations assumed by PCC or the Designated Affiliate, if applicable, pursuant to this Agreement, under any Programming Agreement in existence on the date of this Agreement, to the extent that the total payment obligations assumed by PCC or the Designated Affiliate, if applicable, under all such Programming Agreements, as in effect on the date of this Agreement, exceed $1,923,175; and

                  (f) Any claim relating to or arising in connection with any Pension Plan, Welfare Plan, or Benefit Arrangement established or maintained by LCI, Travel, or any ERISA Affiliate, including any claim relating to any severance pay program or any obligation to provide "continuation coverage" (within the meaning of Sections 601 through 609 of ERISA or Section 4980B of the Code) to any Employee as the result of any act or omission of LCI, Travel, or any ERISA Affiliate, or arising as the result of any determination that PCC or any Affiliate of PCC is a successor employer to such entity.

         10.3  Indemnification by PCC.

         After the Closing, and regardless of any investigation made at any time by or on behalf of LCI or Travel or any information that LCI or Travel may have, PCC hereby agrees to indemnify and hold harmless LCI and Travel from and against, and to reimburse LCI and Travel for, any and all Losses which result from:

                  (a) Any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of PCC contained in this Agreement or in any certificate, document, or instrument delivered to LCI or Travel under this Agreement, or

                  (b) Any and all obligations required to be assumed by PCC or the Designated Affiliate, if applicable, pursuant to this Agreement; and

                  (c) The operation or ownership of the Channel and the Assets after the Closing.

         10.4  Procedure for Indemnification.

         The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten Business Days after written notice of such action, suit, or proceeding was given to Claimant. The Claimant's failure to give such notice timely shall not relieve the Indemnifying Party from any liability that it otherwise may have to the Claimant except to the extent the Indemnifying Party is actually prejudiced by such failure.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, if the Indemnifying Party notifies the Claimant in writing within ten Business Days of its receipt of notice from the Claimant of the third-party claim that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim (subject to Section 10.4(d)), and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense (except that the Claimant shall have the right to participate in the defense of such claim at the Indemnifying Party's expense if
(i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, which shall be deemed to include any case where there may be a legal defense or claim available to the Claimant that is different from or additional to those available to the Indemnifying Party, or (ii) the Indemnifying Party fails vigorously to defend or prosecute such claim within a reasonable time). If the Indemnifying Party fails timely to notify the Claimant in writing that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement or if the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) The Indemnifying Party may not control the defense of any claim, without the written consent of the Claimant, if (i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, or
(ii) the claim involves any material risk of the sale, forfeiture, or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the Claimant or could entail a risk of criminal liability to the Claimant.

         10.5  Certain Limitations.

         Notwithstanding anything in this Agreement to the contrary,

                  (a) no party shall indemnify or otherwise be liable to any other party with respect to any claim for any breach of a representation or warranty, or for the breach of any covenant contained in Section 5 of this Agreement, unless notice of the claim is given within twelve months after the Closing Date;

                  (b) LCI shall not be required to indemnify or otherwise be liable to PCC or the Designated Affiliate, if applicable, for any breach of a representation or warranty, or for the breach of any covenant contained in
Section 5 of this Agreement, unless the Losses of PCC and the Designated Affiliate, if applicable, from all such breaches exceed in the aggregate One Hundred Thousand Dollars, in which event LCI shall be required to indemnify PCC and the Designated Affiliate, if applicable, for all such Losses (subject to the other limitations in this Agreement);

                  (c) PCC shall not be required to indemnify or otherwise be liable to LCI or Travel for any breach of a representation or warranty unless the Losses of LCI and Travel from all such breaches exceed in the aggregate One Hundred Thousand Dollars, in which event PCC shall be required to indemnify LCI and Travel for all such Losses (subject to the other limitations in this Agreement);

                  (d) LCI shall not be required to indemnify or otherwise be liable to PCC or the Designated Affiliate, if applicable, for any breach of a representation or warranty, or for the breach of any covenant contained in
Section 5 of this Agreement, to the extent that the Losses of PCC and the Designated Affiliate, if applicable, from all such breaches exceed in the aggregate Twenty-Five Million Dollars;

                  (e) PCC shall not be required to indemnify or otherwise be liable to LCI or Travel for any breach of a representation or warranty to the extent that the Losses of LCI and Travel from all such breaches exceed in the aggregate Twenty-Five Million Dollars;

                  (f) the amount of Losses for which a Claimant may be entitled to indemnification under this Agreement (but not the amount of Losses suffered by a Claimant for purposes of the foregoing provisions of this Section 10.5) shall be determined on an after-tax basis, after giving effect to any tax benefit arising from the incurring of any Loss and any tax detriment arising from the indemnification thereof;

                  (g) indemnification of Losses under this Agreement shall be net of any insurance proceeds actually paid to the Claimant with respect to the event giving rise to such Loss, but no Claimant shall have any obligation under this Agreement to make any claim under any insurance policy that may be applicable to such event.

                          SECTION 11. MISCELLANEOUS

         11.1  Fees and Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party (including, for LCI, Donaldson, Lufkin & Jenrette). Travel and PCC shall each pay one-half of any filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, or other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement, including any the fee imposed by the FTC in connection with filings made pursuant to the HSR Act.

         11.2  Notices.

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or sent by facsimile transmission, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or by facsimile confirmation, and (d) addressed as follows:


If to PCC:                         Paxson Communications Corporation
                                   601 Clearwater Park Road
                                   West Palm Beach, Florida  33401
                                   Attention:  Lowell W. Paxson, President
                                   Telecopier: 561-659-4252

With a copy to:                   Dow, Lohnes & Albertson, PLLC
                                  1200 New Hampshire Avenue, N.W.
                                  Suite 800
                                  Washington, D.C. 20036-6802
                                  Attention:  John R. Feore, Jr.
                                  Telecopier:  202-776-2222


If to LCI or Travel:              c/o Landmark Communications, Inc.
                                  150 West Brambleton Avenue
                                  Norfolk, Virginia 23510-2075
                                  Attention:  Alfred F. Ritter Jr., Executive
                                  Vice President, and Louis F. Ryan, Executive
                                  Vice President and General Counsel
                                  Telecopier:  757-664-2164

With a copy to:                   Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 East 53rd Street
                                  New York, New York 10022-4669
                                  Attention:  William J. Grant, Jr.
                                  Telecopier:  212-821-8111

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3  Benefit and Binding Effect.

         No party may assign this Agreement without the prior written consent of each other party hereto, except that, any party may assign any or all of its rights under this Agreement to any Affiliate (which assignment shall not relieve the assigning party of any obligations or liabilities under this Agreement). This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         11.4  Further Assurances.

         The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Travel, any additional deeds, bills of sale, or other transfer documents that, in the reasonable opinion of PCC, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to PCC or the Designated Affiliate, if applicable, pursuant to this Agreement.

         11.5  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6  Headings.

         The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.7  Entire Agreement.

         This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement among PCC, LCI, and Travel with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by each party against which enforcement of any such amendment, supplement, or modification is sought. This document shall not constitute or otherwise evidence an agreement among the parties hereto relating to the subject matter hereof unless and until it has been executed and delivered by the parties hereto.

         11.8  Waiver of Compliance; Consents.

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.8.

         11.9  Counterparts.

         This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                                              LANDMARK COMMUNICATIONS,
                                                INC.


                                              By: /s/ A.F. Ritter, Jr.
                                                 -------------------------------
                                              Name: A.F. Ritter, Jr.
                                                   -----------------------------
                                              Title: Exec. Vice President
                                                    ----------------------------

                                              THE TRAVEL CHANNEL, INC.


                                              By: /s/ A.F. Ritter, Jr.
                                                 -------------------------------
                                              Name: A.F. Ritter, Jr.
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                              PAXSON COMMUNICATIONS
                                                CORPORATION


                                              By: /s/ Lowell W. Paxson
                                                 -------------------------------
                                              Name: Lowell W. Paxson
                                                   -----------------------------
                                              Title: Chairman and Chief
                                                     Executive Officer
                                                    ----------------------------

                         ASSET ACQUISITION STATEMENT

                          DATED AS OF JUNE 13, 1997

                                 BY AND AMONG

                   LANDMARK COMMUNICATIONS, INC. THE TRAVEL

                   CHANNEL, INC. AND PAXSON COMMUNICATIONS

                                 CORPORATION

        --------------------------------------------------------------

Schedule 2.2   Excluded Assets
Schedule 3.3   Consents
Schedule 3.4   Licenses
Schedule 3.5   Real Property
Schedule 3.6   Tangible Personal Property
Schedule 3.7   Contracts
Schedule 3.8   Intangible Property
Schedule 3.10  Personnel
Schedule 3.11  Claims and Legal Actions
Schedule 3.13  Environmental Matters
Schedule 3.14  Transactions with Affiliates
Schedule 3.15  Cable Subscribers
Schedule 6.2   Agreement Regarding Ownership Restrictions
Schedule 6.12  Services Agreement
Schedule 6.14  Registration Rights Provisions
Schedule 8.2h Opinion of Counsel to Landmark Communications, Inc. and The Travel Channel, Inc.
Schedule 8.3h  Opinion of Counsel to Paxson Communications Corporation